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FOR IMMEDIATE RELEASE                                           EXHIBIT 99.1


               OPTIMUMCARE FORMS ALLIANCE WITH GALAXY HEALTH CARE

                  MULTI-STATE COMMUNITY MENTAL HEALTH CENTERS

Laguna Niguel, CA.: February 13, 1997 - OPTIMUMCARE CORPORATION (OTC-OPMC) announced today the formation of a strategic alliance with Galaxy Health Care of Miami, Florida to develop a minimum of forty (40) Community Mental Health Centers (CMHC) in three separate regions of the country over a period of thirty-six (36) months.

CMHCs are community based, free-standing mental health treatment facilities which provide broad based outpatient psychiatric and psychological care for patients with mental illness and substance abuse problems.

The OptimumCare/Galaxy alliance presently intends to establish CMHCs in Arizona, California, Nevada, Colorado, Washington, Alabama, Texas, Georgia, Tennessee, Mississippi, Maryland, New Jersey and Florida.

The alliance will join together CMHCs, psychiatric providers, regional hospitals and primary care physicians in various regions of the country. The treatment centers will be structured on a state-by-state, multi-site integrated network model for provision of community based mental health treatment services for Medicare patients and which also meet the needs of managed care in both the public and private sectors.

The OptimumCare/Galaxy alliance is operating a CMHC in Ft. Lauderdale, Florida and is in the process of identifying sites for CMHCs in Las Vegas, Nevada, Los Angeles County, California and Nashville, Tennessee.

Edward A. Johnson, President of OptimumCare said, "the growth of Galaxy Health Care in the South East and OptimumCare in the West will provide a platform that should enable rapid growth in a number of regions in the country. The Galaxy management team, headquartered in Miami, includes a staff of highly competent and experienced professionals."
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Galaxy C.E.O. Dale P. Redlich added, "Galaxy is very excited about the prospect of becoming a national provider of community based psychiatric out-patient services. This desire stems from Galaxy's mission statement which is to provide the finest quality of mental health services, with the highest degree of integrity to the broadest spectrum of consumer. This vision could not be realized without the formation of an alliance with a company such as OptimumCare. The purpose and benefit of our pending strategic alliance with OptimumCare, from our perspective, involves the creation of a truly synergistic relationship that will merge the needs and interests of and benefit both companies in a way that we believe will result in long term growth for both companies and will also thereby serve the individual desire of each company to become a national rather than strictly a regional provider of services within the behavioral health care markets."

OptimumCare Corporation provides management services for a wide range of inpatient and outpatient mental health services through a growing network of hospitals, medical centers and outpatient clinics.

Galaxy Health Care has developed a multi-site network of wholly owned CMHCs operated under the name "Treatment Resources" and provides home care through its Psych Home Care, Inc. subsidiary. Galaxy also provides management and administrative services to healthcare providers through its Management Services Organization (MSO).

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: The statements in this news release are forward-looking in time and involve risks and uncertainties, including the risks associated with plans, the effect of changing economic conditions, availability of with plans, the effect of changing economic conditions, availability of sufficient working capital, market acceptance, unanticipated delays in obtaining state licenses, governmental regulation which may affect future facility licensing requirements, healthcare reforms which may affect payment for services, and other factors detailed in OptimumCare Corporation's reports filed under the Securities and Exchange Act of 1934.

For more information about OptimumCare Corporation, visit our web site @ www.opmc.com.

Contact:         OptimumCare (800) 995-4410